As filed with the Securities and Exchange Commission on January 28, 2002
                                            Registration No. __________________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                          THE SECURITIES ACT OF 1933
                              -------------------

                                   ROXIO, INC.
            (Exact Name of Registrant as Specified in Its Charter)
                              -------------------

              Delaware                                77-0551214
   (State or Other Jurisdiction of                 (I.R.S. Employer
   Incorporation or Organization)                 Identification No.)

           461 South Milpitas Boulevard, Milpitas, California 95035
         (Address, Including Zip Code, of Principal Executive Offices)
                              -------------------

                           ROXIO, INC. 2002 STOCK PLAN
                            (Full Title of the Plan)
                              -------------------

                              Wm. Christopher Gorog
                     President and Chief Executive Officer
                                   Roxio, Inc.
           461 South Milpitas Boulevard, Milpitas, California 95035
                                 (408) 259-7694
     (Name, Address and Telephone Number, Including Area Code, of Agent For
                                   Service)

                                   COPY TO:

                            Karen K. Dreyfus, Esq.
                              O'Melveny & Myers LLP
                                 990 Marsh Road
                        Menlo Park, California 94025-1949
                                 (650) 473-2600
                              -------------------

                         CALCULATION OF REGISTRATION FEE
      -----------------------------------------------------------------------
                                     Proposed    Proposed
      Title Of                       Maximum     Maximum
      Securities       Amount        Offering    Aggregate      Amount Of
      To Be            To Be         Price       Offering       Registration
      Registered       Registered    Per Unit    Price          Fee
      -----------------------------------------------------------------------
      Common Stock,    $750,000(1)(2)$16.85(3)   $12,637,500(3) $1,162.65(3)
      par value        shares
      $0.001
      per share
      -----------------------------------------------------------------------

      (1)This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Roxio, Inc. 2002 Stock Plan (the "Plan"), may become subject to the Plan.
      (2)Each share is accompanied by a Preferred Stock Purchase Right pursuant to a Preferred Stock Rights Agreement, dated as of May 18, 2001, between Roxio, Inc. (the "Company") and Mellon Investor Services, LLC, as Rights Agent.
      (3)Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on January 22, 2002, as reported on the Nasdaq National Market System and published in The Wall Street Journal.

         The Exhibit Index for this Registration Statement is at page 8.
      =======================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


      The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents of Roxio, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for its fiscal year ended March 31, 2001, filed with the Commission on June 29, 2001;

      (b) The Company's Quarterly Reports on Forms 10-Q for its fiscal quarters ended June 30, 2001 and September 30, 2001, filed with the Commission on August 14, 2001 and November 14, 2001, respectively;

      (c) The Company's Current Reports on Forms 8-K filed with the Commission on May 22, 2001 and December 7, 2001;

      (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed with the Commission on February 21, 2001 and as subsequently amended, and any other amendment or report filed for the purpose of updating such description;

      (e) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 5, 2001, and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

      The Company's Common Stock, par value $0.001 per share (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

      The Company has entered into indemnification agreements with certain directors and executive officers. These agreements, among other things, indemnify such director or executive officer to the fullest extent permitted by law for certain expenses (including attorneys' fees), judgments, fines, penalties and settlement payments incurred by such persons in any action, including any action by or in the right of the Company, by reason of (or arising in part out of) any event or occurrence related to the fact that such person was or is a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of such person while serving in such capacity. The indemnification agreements also provide for the advance payment by the Company of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.   EXHIBITS

      SEE the attached Exhibit Index at page 8.

ITEM 9.   UNDERTAKINGS

      (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on January 24, 2002.

                               By:  /S/ WM. CHRISTOPHER GOROG
                                    -------------------------
                                    Wm. Christopher Gorog
                                    President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wm. Christopher Gorog and R. Elliot Carpenter, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                    TITLE                        DATE
      ---------                    -----                        ----
/S/ Wm. Christopher Gorog   President, Chief               January 24, 2002
-------------------------   Executive Officer AND
Wm. Christopher Gorog       Director (Principal
                            Executive Officer)

/S/ R. Elliot Carpenter     Vice President and Chief       January 24, 2002
-----------------------     Financial Officer (Principal
R. Elliot Carpenter         Financial and Accounting
                            Officer)

/S/ Vernon E. Altman        Director                       January 24, 2002
--------------------
Vernon E. Altman

/S/ Richard J. Boyko        Director                       January 24, 2002
--------------------
Richard J. Boyko

/S/ Joseph C. Kaczorowski   Director                       January 24, 2002
-------------------------
Joseph C. Kaczorowski

/S/ Robert Robin            Director                       January 24, 2002
----------------
Robert Rodin

                                  EXHIBIT INDEX


Exhibit
Number           Description of Exhibit
-------          ----------------------

4.          Roxio, Inc. 2002 Stock Plan.

5.          Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1 Consent of PricewaterhouseCoopers LLP (consent of independent accountants).

23.2        Consent of O'Melveny & Myers LLP (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").